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Exhibit 32

Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. §1350

        Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Cobalt Corporation, a Wisconsin corporation (the "Company"), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ STEPHEN E. BABLITCH Stephen E. Bablitch Chairman and Chief Executive Officer
By:	/s/ GAIL L. HANSON Gail L. Hanson Senior Vice President, Treasurer and Chief Financial Officer

Date: August 12, 2003

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Written Statement of the Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. §1350